EXHIBIT 10.1

[***] Certain information in this exhibit has been omitted because it is permitted to be omitted by applicable regulatory guidance.

Execution Version

SECOND AMENDMENT AND WAIVER

This SECOND AMENDMENT AND WAIVER (this “Amendment and Waiver”), dated and effective as of February 6, 2023 (the “Second Amendment Effective Date”), is made by and among COHERUS BIOSCIENCES, INC., a Delaware corporation (as “Borrower” and a Credit Party), BIOPHARMA CREDIT PLC, a public limited company incorporated under the laws of England and Wales with company number 10443190 (as the “Collateral Agent”), BPCR LIMITED PARTNERSHIP, a limited partnership established under the laws of England and Wales with registration number LP020944 (as a “Lender”) and BIOPHARMA CREDIT INVESTMENTS V (MASTER) LP, a Cayman Islands exempted limited partnership acting by its general partner, BioPharma Credit Investments V GP LLC (as a “Lender”).

Recitals

A.Collateral Agent, Lenders, Borrower and the other Credit Parties thereunder have entered into that certain Loan Agreement, dated as of January 4, 2022 and amended by the First Amendment dated as of April 7, 2022 (the “Loan Agreement”).

B.In connection with Borrower’s covenant under Section 6.15 of the Loan Agreement to maintain a threshold amount of trailing twelve-month Net Sales commencing with the first full fiscal quarter occurring after the Tranche A Closing Date, Section 6.15(a) of the Loan Agreement prohibits trailing twelve-month Net Sales, tested at the end of each of the fiscal quarter ending March 31, 2023 and the fiscal quarter ending June 30, 2023, to be less than $200,000,000 (the “Minimum Net Sales Covenant”).

C.In accordance with Section 11.5 of the Loan Agreement, Lenders agree to provide Borrower with a waiver of the Minimum Net Sales Covenant and Borrower (acting for its own behalf and on behalf of the other Credit Parties), Collateral Agent and Lenders desire to amend the Loan Agreement to modify certain terms and conditions relating to the Term Loans, in each case on the terms and conditions set forth herein.

D.Borrower agrees to issue, execute and deliver to each Lender on the Second Amendment Effective Date amended and restated Term Loan Notes evidencing such Lender’s Term Loans in substantially the forms attached hereto as Exhibit B-1, Exhibit B-2, Exhibit B-3 and Exhibit B-4, as applicable (the “Amended and Restated Term Loan Notes”), in furtherance of certain of the amendments to the Loan Agreement set forth herein.

Agreement

Now, Therefore, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1.Definitions.  All capitalized terms used in this Amendment and Waiver (including in the recitals hereof) and not otherwise defined herein shall have the meanings assigned to them in the Loan Agreement.  The rules of interpretation set forth in the first paragraph of Section 13.1 of the Loan Agreement shall be applicable to this Amendment and Waiver and are incorporated herein by this reference.
2.Amendments to Loan Agreement.

a.The Loan Agreement shall be amended by adding as the third paragraph in Section 1 of the Loan Agreement the following:

“The Collateral Agent does not warrant or accept responsibility for, and shall not have any liability with respect to (a) the continuation of, administration of, submission of, calculation of or any other matter related to the Term SOFR Reference Rate, Adjusted Term SOFR or Term SOFR, or any component definition thereof or rates referred to in the definition thereof, or any alternative, successor or replacement rate thereto (including any Benchmark Replacement), including whether the composition or characteristics of any such alternative, successor or replacement rate (including any Benchmark Replacement) will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as, the Term SOFR Reference Rate, Adjusted Term SOFR, Term SOFR or any other Benchmark prior to its discontinuance or unavailability, or (b) the effect, implementation or composition of any Conforming Changes.  The Collateral Agent and its affiliates or other related entities may engage in transactions that affect the calculation of the Term SOFR Reference Rate, Adjusted Term SOFR, Term SOFR, any alternative, successor or replacement rate (including any Benchmark Replacement) or any relevant adjustments thereto, in each case, in a manner adverse to the Borrower.  The Collateral Agent may select information sources or services in its reasonable discretion to ascertain the Term SOFR Reference Rate, Adjusted Term SOFR, Term SOFR or any other Benchmark, in each case pursuant to the terms of this Agreement, and shall have no liability to Borrower, any Lender or any other Person for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.”

b.The Loan Agreement shall be amended by deleting in its entirety Section 2.2(c)(ii) of the Loan Agreement and replacing it as follows:

“(ii)Upon a Change in Control, Borrower shall promptly, and in any event no later than ten (10) days after the consummation of such Change in Control, notify the Collateral Agent in writing of the occurrence of a Change in Control, which notice shall include reasonable detail as to the nature, timing and other circumstances of such Change in Control (such notice, a “Change in Control Notice”).  Borrower shall prepay in full all of the Term Loans advanced by Lenders under this Agreement, no later than ten (10) Business Days after the consummation of such Change in Control, in an amount equal to the sum of (A) all unpaid principal and any and all accrued and unpaid interest with respect to the Term Loans (such interest to be calculated based on Adjusted Term SOFR for the Interest Period during which such Change in Control is consummated), and (B) any and all amounts payable with respect to the prepayment under this Section 2.2(c)(ii) pursuant to Section 2.2(e) and Section 2.2(f) (as applicable), together with any and all other amounts payable or accrued and not yet paid under this Agreement and the other Loan Documents (including pursuant to Section 2.4).  The Collateral Agent will promptly notify each Lender of its receipt of the Change in Control Notice, and the amount of such Lender’s Applicable Percentage of such prepayment.”

c.The Loan Agreement shall be amended by deleting in its entirety Section 2.2(g) of the Loan Agreement and replacing it as follows:

“(g)Any Makewhole Amount or Prepayment Premium payable as a result of any prepayment of the Term Loans pursuant to Section 2.2(c) or as a result of the acceleration of the maturity of the Term Loans pursuant to Section 8.1(a), shall be presumed to be the liquidated damages sustained by each applicable Lender as the result of the early redemption and repayment of such Term Loan Notes and Borrower agrees that it is reasonable under the circumstances currently existing.  BORROWER EXPRESSLY WAIVES (TO THE FULLEST EXTENT IT MAY LAWFULLY DO SO) THE PROVISIONS OF ANY PRESENT OR FUTURE REQUIREMENTS OF LAW THAT PROHIBITS OR MAY PROHIBIT THE COLLECTION OF ANY MAKEWHOLE AMOUNT OR PREPAYMENT PREMIUM IN CONNECTION WITH ANY SUCH PREPAYMENT OR ACCELERATION OR OTHERWISE.  Borrower expressly agrees that (to the fullest extent it may lawfully do so) that: (i) each Makewhole Amount and Prepayment Premium is reasonable and is the product of an arm’s-length transaction among sophisticated business people, ably represented by counsel; (ii) each Makewhole Amount and Prepayment Premium shall be payable notwithstanding the then-prevailing market rates at the time payment thereof is made; (iii) there has been a course of conduct among Lenders and Borrower giving specific consideration in this transaction for such agreement to pay each Makewhole Amount and Prepayment Premium; and (iv) Borrower shall be estopped hereafter from claiming differently than as agreed to in this Section 2.2(g) and Section 8.6.  Borrower expressly acknowledges that its agreement to pay the Makewhole Amount and Prepayment Premium, as the case may be, to applicable Lenders as herein described is a material inducement to such Lenders to make any Credit Extension.  Without affecting any of any Lender’s rights or remedies hereunder or in respect hereof, if Borrower fails to pay the applicable Makewhole Amount or Prepayment Premium when due, then the amount thereof shall thereafter bear interest until paid in full at the Default Rate.”

d.The Loan Agreement shall be amended by deleting in its entirety Section 2.3(a)(i) of the Loan Agreement and replacing it as follows:

“(i)Subject to Section 2.3(b) below, the principal amount outstanding under each Term Loan shall accrue interest at a per annum rate equal to Adjusted Term SOFR for the Interest Period therefor plus the Applicable Margin (the “Term Loan Rate”), which interest shall be payable quarterly in arrears in accordance with this Section 2.3.”

e.The Loan Agreement shall be amended by deleting in its entirety Section 2.3(a)(iii) of the Loan Agreement and replacing it as follows:

“(iii)Interest is due and payable quarterly on each Interest Date, as calculated by the Collateral Agent (which calculations shall be deemed correct absent manifest error), commencing on the Interest Date occurring in the first full calendar quarter immediately following the Tranche A Closing Date; provided, however, that if any such date is not a Business Day, the applicable interest shall be due and payable on the next succeeding Business Day immediately after such date.”

f.The Loan Agreement shall be amended by deleting in its entirety Section 2.3(e) of the Loan Agreement and replacing it as follows:

“(e)Conforming Changes.  In connection with the use or administration of Term SOFR, the Collateral Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.  The Collateral Agent will promptly notify Borrower and Lenders of the effectiveness of any Conforming Changes in connection with the use or administration of Term SOFR.”

g.The Loan Agreement shall be amended by adding as Section 2.3(f) of the Loan

Agreement the following:

“(f)Benchmark Replacement Setting.  Notwithstanding anything to the contrary herein or in any other Loan Document:

(i)Benchmark Replacement.  Notwithstanding anything to the contrary herein or in any other Loan Document, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior any setting of the then-current Benchmark, then (x) if a Benchmark Replacement is determined in accordance with clause (a) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document and (y) if a Benchmark Replacement is determined in accordance with clause (b) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Collateral Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders.  If the Benchmark Replacement is Daily Simple SOFR, all interest payments will be payable on a quarterly basis.

(ii)Conforming Changes.  In connection with the implementation and administration of a Benchmark Replacement, the Collateral Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.

(iii)Notices; Standards for Decisions and Determinations.  The Collateral Agent will promptly notify Borrower and the Lenders of (A) the implementation of any Benchmark Replacement and (B) the effectiveness of any Conforming Changes in connection with the use, administration, adoption or implementation of a Benchmark Replacement.  The Collateral Agent will notify Borrower of (x) the removal or reinstatement of any tenor of a Benchmark pursuant to sub-clause (iv) below and (y) the commencement of any Benchmark Unavailability Period.  Any determination, decision or election that may be made by the Collateral Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 2.3(f), including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 2.3(f).

(iv)Unavailability of Tenor of Benchmark.  Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (A) if the then-current Benchmark is a term rate (including the Term SOFR Reference Rate) and either (1) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Collateral Agent in its reasonable discretion or (2) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is not or will not be representative, then the Collateral Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (B) if a tenor that was removed pursuant to sub-clause (A) above either (1) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (2) is not, or is no longer, subject to an announcement that it is not or will not be representative for a Benchmark (including a Benchmark Replacement), then the Collateral Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor.”

h.The Loan Agreement shall be amended by replacing the term United States of America in Section 2.6(d)(i) of the Loan Agreement with the term “United States”.
i.The Loan Agreement shall be amended by deleting in its entirety Section 2.6(d)(ii)(3) of the Loan Agreement and replacing it as follows:

“(3)in the case that such Foreign Lender is claiming an exemption from U.S. federal withholding Tax pursuant to the “portfolio interest exemption” under Section 881(c) of the IRC, it shall provide Borrower with the applicable executed IRS Form W-8BEN-E or IRS Form W-8BEN, as applicable, and a certificate reasonably satisfactory to Borrower to the effect that any interest received by such Foreign Lender is not received by a “bank” on “extension of credit made pursuant to a loan agreement entered into in the ordinary course of its trade or business” within the meaning of Section 881(c)(3)(A) of the IRC, a “10 percent shareholder” of Borrower within the meaning of Section 871(h)(3)(B) of the IRC, or a “controlled foreign corporation” related to Borrower as described in Section 881(c)(3)(C) of the IRC, or”

j.The Loan Agreement shall be amended by adding, in alphabetical order, the following clauses (f) and (g) to Section 2.6 of the Loan Agreement:

“(f)Tax Status of Borrower.  Borrower is currently treated as a corporation for U.S. federal income tax purposes.  Borrower shall not take any affirmative action (including not making any election under Section 301.7701-3(c) of the Treasury Regulations (or any successor provision) by way of filing an IRS Form 8832) to change its U.S. entity tax classification without the prior written consent of the Required Lenders.

(g)Tax Reporting Assistance.  Borrower shall use best efforts to assist any Lender (i) in the computation of accruals with respect to any “original issue discount” or “market discount” arising with respect to the Term Loans for U.S. federal income tax purposes, and (ii) with its compliance with any associated tax reporting or filing requirements of such Lender or its partners, members or beneficial owners.”

k.The Loan Agreement shall be amended by deleting in its entirety Section 2.8 of the Loan Agreement and replacing it as follows:

“2.8Note Register; Term Loan Notes.

(a)Note Register.  Borrower will maintain at all times at its principal executive office a register that identifies each beneficial owner that is entitled to a payment of principal and stated interest on each Term Loan (the “Note Register”) and provides for the registration and transfer of Term Loan Notes so that each Term Loan is at all times in “registered form” within the meaning of Section 163(f), 871(h)(2) and 881(c)(2) of the IRC and any related regulations (and any other relevant or successor provisions of the IRC or such regulations).  Each Term Loan:  (i) shall, pursuant to this clause (a), be registered as to both principal and any stated interest with Borrower or its agent, and (ii) may be transferred or exchanged by any Lender only by surrender of the old instrument at the principal executive office of Borrower (or at the place of payment named in the Term Loan Note, if any), accompanied, if so required by Borrower in the case of a Lender Transfer, by a written instrument of transfer in form reasonably satisfactory to Borrower duly executed by the holder thereof or by such holder’s attorney duly authorized in writing, and Borrower will execute and deliver in exchange therefor a new Term Loan Note or Term Loan Notes, in such denomination(s) as may be requested by such holder, of like tenor and in the same aggregate outstanding principal amount as the aggregate outstanding principal amount of the Term Loan Note(s) so surrendered.  Any Term Loan Note issued in exchange for any other Term Loan Note or upon transfer thereof shall carry the rights to unpaid interest and interest to accrue that were carried by the Term Loan Note so exchanged or transferred, and neither gain nor loss of interest shall result from any such transfer or exchange.  Any transfer tax or governmental charge relating to such transaction shall be paid by the holder requesting the exchange.  The entries in the Note Register shall be conclusive and binding for all purposes, including as to the outstanding principal amount of the Term Loan Note and the payment of interest, principal and other sums due hereunder absent manifest error and Borrower, Lenders and any of their respective agents may treat the Person in whose name any Term Loan Note is registered as the sole and exclusive record and beneficial holder and owner of such Term Loan Note for all purposes whatsoever.  Each Lender, severally and not jointly, represents that any interest that may become due and owing under this Agreement qualifies for the portfolio interest exception from withholding on interest payments pursuant to IRC Sections 871(h) and 881(c).
(b)Term Loan Notes.  Borrower shall issue, execute and deliver to each Lender to evidence such Lender’s Term Loan, (i) on the Tranche A Closing Date, a Tranche A Note, and (ii) on the Tranche B Closing Date, a Tranche B Note, (iii) on the Tranche C Closing Date (if any), a Tranche C Note, and (iv) on the Tranche D Closing Date, a Tranche D Note.  All amounts due under the Term Loan Notes shall be repayable as set forth in this Agreement and interest shall accrue on the principal amount of the Term Loans represented by the Term Loan Notes, in each case, in accordance with the terms of this Agreement.  All Term Loan Notes shall rank for all purposes pari passu with each other.”

l.The Loan Agreement shall be amended by adding the following as Section 5.2(d) of the Loan Agreement:

“(d)Accounting Changes.  Written notice as promptly as practicable (and in any event within five (5) Business Days) after any material change in accounting policies or financial reporting practices by Borrower or any Subsidiary.”

m.The Loan Agreement shall be amended by deleting in its entirety Section 8.1(f) of the Loan Agreement and replacing it as follows:

“(f)ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell the Collateral.  With respect to any and all Intellectual Property owned or held by any

Credit Party and included in Collateral, each Credit Party hereby grants to the Collateral Agent, for the benefit of Lenders and the other Secured Parties, as of the Tranche A Closing Date and exercisable solely while an Event of Default occurs and continues:  (i) an irrevocable, non-exclusive, assignable, royalty-free license or other right to use (and for its agents or representatives to use), without charge, including the right to sublicense, use and practice, any and all such Intellectual Property in order to take possession of, collect, receive, assemble, process, appropriate, remove, realize upon, advertise for sale, sell, assign, license out, convey, transfer or grant options to purchase any Collateral, and access to all media in which any of the licensed items may be recorded or stored and to all Software and programs used for the compilation or printout thereof; and (ii) in connection with the Collateral Agent’s exercise of its rights or remedies under this Section 8.1 (including in order to take possession of, collect, receive, assemble, process, appropriate, remove, realize upon, sell, assign, license out, convey, transfer or grant options to purchase any Collateral), each Credit Party’s rights under all licenses and all franchise Contracts inure to the benefit of all Secured Parties;”

n. The Loan Agreement shall be amended by deleting in its entirety Section 8.6 of the Loan Agreement and replacing it as follows:

“8.6Demand Waiver; Makewhole Amount; Prepayment Premium.  Borrower waives demand, notice of default or dishonor, notice of payment and nonpayment, notice of any default, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guarantees held by the Collateral Agent on which Borrower is liable.  Borrower acknowledges and agrees that if the maturity of all Obligations shall be accelerated pursuant to Section 8.1(a) by reason of the occurrence of an Event of Default, the applicable Makewhole Amount and Prepayment Premium that is payable pursuant to Section 2.2(e) and Section 2.2(f), as applicable, shall become due and payable by Borrower upon such acceleration, whether such acceleration is automatic or is effected by the Collateral Agent’s or any Lender’s declaration thereof, as provided in Section 8.1(a), and shall also become due and payable in the event the Obligations are satisfied or released by foreclosure (whether by power of judicial proceeding), deed in lieu of foreclosure or by any other similar means, and Borrower shall pay the applicable Makewhole Amount and Prepayment Premium that is payable pursuant to Section 2.2(e) and Section 2.2(f), as applicable, as compensation to Lenders for the loss of its investment opportunity and not as a penalty, and Borrower waives any right to object thereto in any voluntary or involuntary bankruptcy, insolvency or similar proceeding or otherwise.”

o.The Loan Agreement shall be amended by deleting in its entirety the Collateral Agent’s notice details in Section 9 of the Loan Agreement and replacing them as follows:

“BioPharma Credit Plc

c/o Link Group, Company Matters Ltd.

6th Floor

65 Gresham Street

London EC2V 7NQ

United Kingdom

Attn: Company Secretary

Tel: [***]

Fax: [***]

Email: [***]

with copies (which shall not constitute notice) to:

Pharmakon Advisors, LP

110 East 59th Street, #2800

New York, NY 10022

Attn: Pedro Gonzalez de Cosio

Phone: [***]

Fax: [***]

Email: [***]

and

Akin Gump Strauss Hauer & Feld LLP

One Bryant Park

New York, NY 10036-6745

Attn: Geoffrey E. Secol

Phone: [***]

Fax: [***]

Email: [***]”

p.The Loan Agreement shall be amended by deleting in its entirety Section 11.1(d) of the Loan Agreement and replacing it as follows:

“(d)Borrower shall record any Lender Transfer in the Note Register.  Each Lender shall provide Borrower and the Collateral Agent with written notice of a Lender Transfer delivered no later than five (5) Business Days prior to the date on which such Lender Transfer is consummated.  If any Lender sells a participation, such Lender shall, acting solely for this purpose as a non-fiduciary agent of Borrower, maintain a register on which it enters the name and address of each participant and principal amounts (and stated interest) of each participant’s interest in the Term Loans or other obligations under the Loan Documents (the “Participant Register”); provided, however, that such Lender shall have no obligation to disclose all or any portion of the Participant Register (including the identity of any participant or any information relating to a participant’s interest in any commitments, loans or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in “registered form” the meaning of Section 163(f), 871(h)(2) and 881(c)(2) of the IRC and any related regulations (and any other relevant or successor provisions of the IRC or such regulations).  The entries in the Participant Register shall be conclusive absent manifest error, and the Collateral Agent and each Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.”

q.The Loan Agreement shall be amended by deleting in its entirety Section 11.2(a) of the Loan Agreement and replacing it as follows:

“(a)Borrower agrees to indemnify and hold harmless each of the Collateral Agent, Lenders and its and their respective Affiliates (and its or their respective successors and assigns) and each manager, member, partner, controlling Person, director, officer, employee, agent or sub-agent, advisor and affiliate thereof (each such Person, an “Indemnified Person”) from and against any and all Indemnified Liabilities; provided, however, that (i) Borrower shall have no obligation to any Indemnified Person hereunder with respect to any Indemnified Liabilities to the extent such Indemnified Liabilities arise from the bad faith, gross negligence or willful misconduct of such Indemnified Person (or any of such Indemnified Person’s Affiliates or controlling Persons or any of their respective directors, officers, managers, partners, members, agents, sub-agents or advisors), in each case, as determined by a final, non-appealable judgment of a court of competent jurisdiction, (ii) Borrower shall have no obligation to any Indemnified Person hereunder with respect to any Indemnified Liabilities if and to the extent such Indemnified Liabilities arise from a material breach of any obligation of such Indemnified Person hereunder, and (iii) Borrower shall have no obligation to any Indemnified Person hereunder with respect to any Indemnified Liabilities if and to the extent such Indemnified Liabilities arise from any claim by one Indemnified Person against another Indemnified Person that does not relate to any act or omission of Borrower or any Credit Party (other than against the Collateral Agent or any intercreditor agent in their respective capacities as such), and (iv) no Credit Party shall be liable for any settlement of any claim or proceeding effected by any Indemnified Person without the prior written consent of such Credit Party (which consent shall not be unreasonably withheld, conditioned or delayed), but if settled with such consent or if there shall be a final judgment against an Indemnified Person, each of the Credit Parties shall, jointly and severally with each other Credit Parties, indemnify and hold harmless such Indemnified Person from and against any loss or liability by reason of such settlement or judgment in the manner set forth in this Agreement.  This Section 11.2(a) shall not apply with respect to Taxes other than any Taxes that represent liabilities, obligations, losses, damages, penalties, claims, costs, expenses and disbursements arising from any non-Tax claim.”

r.The Loan Agreement shall be amended by deleting in its entirety Section 11.12 of the Loan Agreement and replacing it as follows:

“11.12Electronic Execution of Documents.  The words “execution,” “execute,” “signed,” “signature,” and words of like import in this Agreement and the other Loan Documents shall be deemed to include electronic signatures or electronic records, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any Requirements of Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.”

s.The Loan Agreement shall be amended by deleting in its entirety each of the definitions of Available Tenor, Benchmark, Benchmark Replacement, Benchmark Transition Event, CCPA, Daily Simple SOFR, Data Protection Laws, Floor, Indemnified Liabilities, Interest Period, Governmental Authority, Lender Expenses, SOFR, Term SOFR and Tranche A Closing Date in Section 13.1 of the Loan Agreement and replacing them, in alphabetical order, as follows:

““Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, (a) if such Benchmark is a term rate, any tenor for such Benchmark (or component thereof) that is or may be used for determining the length of an interest period pursuant to this Agreement or (b) otherwise, any payment period for interest calculated with reference to such Benchmark (or component thereof) that is or may be used for determining any frequency of making payments of interest calculated with reference to such Benchmark pursuant to this Agreement, in each case, as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to Section 2.3(e).”

““Benchmark” means, initially, the Term SOFR Reference Rate; provided that if a Benchmark Transition Event has occurred with respect to the Term SOFR Reference Rate or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 2.3(e).”

““Benchmark Replacement” means, with respect to any Benchmark Transition Event, the first alternative set forth in the order below that can be determined by the Collateral Agent for the applicable Benchmark Replacement Date:

(a)the sum of (i) Daily Simple SOFR and (ii) 0.26161% (26.161 basis points); or

(b)the sum of: (i) the alternate benchmark rate that has been selected by the Collateral Agent and Borrower giving due consideration to (A) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (B) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement to the then-current Benchmark for Dollar-denominated syndicated credit facilities and (ii) the related Benchmark Replacement Adjustment;

provided that, if the Benchmark Replacement as determined pursuant to clause (a) or (b) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.”

““Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:

(a)a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

(b)a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or

(c)a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are not, or as of a specified future date will not be, representative.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).”

““CCPA” means the provisions of the California Consumer Privacy Act, as amended by the California Privacy Rights Act and codified at Cal. Civ. Code § 1798.100 et seq., with any implementing regulations.”

““Daily Simple SOFR” means, for any day, SOFR, with the conventions for this rate (which will include a lookback) being established by the Collateral Agent in accordance with the conventions for this rate recommended by the Relevant Governmental Body for determining “Daily Simple SOFR” for bilateral business loans; provided, that if the Collateral Agent decides that any such convention is not administratively feasible for the Collateral Agent, then the Collateral Agent may establish another convention in its reasonable discretion.”

““Data Protection Laws” means any and all applicable foreign or domestic (including U.S. federal, state and local), statutes, ordinances, orders, rules, regulations, judgments, Governmental Approvals, or any other requirements of Governmental Authorities relating to privacy, security, notification of breaches, or confidentiality of personal data (including individually identifiable information) or and other sensitive information, in each case, in any manner applicable to any Credit Party or any of its Subsidiaries, including, to the extent applicable, HIPAA, Section 5 of the FTC Act and other consumer protection laws, GDPR, PIPEDA, CCPA and other comprehensive state privacy laws, CMIA and other U.S. state medical information privacy laws and genetic testing laws.”

““Floor” means a rate of interest equal to 1.00% per annum.”

““Governmental Authority” means any nation or government, any state or other political subdivision thereof, any agency (including Regulatory Agencies and data protection authorities), government department, authority, instrumentality, regulatory body, commission, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government, any securities exchange and any self-regulatory organization.”

““Health Care Laws” means, collectively:  (a) applicable federal, state or local laws, rules, regulations, codes, orders, ordinances, statutes and requirements issued under or in connection with Medicare, Medicaid or any other Government Payor Program; (b) applicable federal and state laws and regulations governing the privacy, security, confidentiality, or notification of breaches regarding health information, including HIPAA and Section 5 of the FTC Act; (c) applicable federal, state and local fraud and abuse laws of any Governmental Authority, including the federal Anti-Kickback Statute (42 U.S.C. § 1320a-7(b)), the civil False Claims Act (31 U.S.C. § 3729 et seq.), Sections 1320a-7 and 1320a-7a of Title 42 of the United States Code and the regulations promulgated pursuant to such statutes; (d) the Physician Payment Sunshine Act (42 U.S.C. § 1320a-7h); (e) any applicable reporting and disclosure requirements, including any arising under Section 603 of the Veteran’s Health Care Act (Quarterly and Annual Non-Federal Average Manufacturer Price and Federal Ceiling Price), Best Price, Federal Supply Schedule Contract Prices and Tricare Retail Pharmacy Refunds, and Medicare Part D; and (f) any other applicable domestic or foreign health care laws, rules, codes, regulations, manuals (to the extent such manuals are binding and have the force of law), orders, ordinances, and statutes relating to the research, development, testing, approval, licensure, post-approval or post-licensure monitoring, reporting, manufacture, production, packaging, labeling, use, commercialization, marketing, promotion, advertising, importing, exporting, storage, transport, offer for sale, distribution or sale of or payment for Product.”

““Indemnified Liabilities” means, collectively, any and all liabilities, obligations, losses, damages (including natural resource damages), penalties, claims, actions, judgments, suits, costs,

reasonable and documented out-of-pocket fees, expenses and disbursements of any kind or nature whatsoever (including the reasonable and documented fees, expenses and disbursements of one counsel for Indemnified Persons plus, as applicable, one local legal counsel in each relevant material jurisdiction and one intellectual property legal counsel, and in the case of an actual or perceived conflict of interest, one additional counsel for such affected Indemnified Persons, in connection with any investigative, administrative or judicial proceeding or hearing commenced or threatened in writing by any Person, whether or not any such Indemnified Person shall have commenced such proceeding or hearing or be designated as a party or a potential party thereto, and any fees or expenses incurred by Indemnified Persons in enforcing any indemnity hereunder) whether direct, indirect or consequential and whether based on any federal, state or foreign laws, statutes, rules or regulations, on common law or equitable cause or on contract or otherwise, that may be imposed on, incurred by, or asserted against any such Indemnified Person, in any manner relating to or arising out of this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby (including any Lender’s agreement to make Credit Extensions or the use or intended use of the proceeds thereof, or any enforcement of any of the Loan Documents (including any sale of, collection from, or other realization upon any of the Collateral or the enforcement of any guaranty of the Obligations)).”

““Interest Period” means, as to each Term Loan, (a) the period commencing on (and including) the Tranche A Closing Date and ending on (and including) the first Interest Date occurring in the first full calendar quarter immediately following the Tranche A Closing Date, provided, that if such Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar quarter, in which case such Interest Period shall end on the immediately preceding Business Day, and (b) thereafter, each period beginning on (and including) the first day following the end of the preceding Interest Period and ending on the earlier of (and including) (x) the next Interest Date, provided, that if such Interest Date is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar quarter, in which case such Interest Period shall end on the next preceding Business Day, (y) the next Payment Date, provided, that if such Payment Date is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar quarter, in which case such Interest Period shall end on the next preceding Business Day, and (z) the Term Loan Maturity Date.  For the avoidance of doubt, if an Interest Period ends on a Payment Date, the next Interest Period shall commence on (and include) the first day following such Payment Date and shall end on (and include) the earlier of the next succeeding Interest Date, the next succeeding Payment Date or the Term Loan Maturity Date, as described above.”

““Lender Expenses” means, collectively:

(a)all reasonable and documented out-of-pocket fees and expenses of the Collateral Agent and, as applicable, each Lender (and their respective successors and assigns) and their respective Related Parties (including the reasonable and documented out-of-pocket fees, expenses and disbursements of any legal counsel, manufacturing consultants or intellectual property experts (it being agreed that such consultant or expert fees, expenses and disbursements shall be limited to one such consultant and one such expert for the Collateral Agent, Lenders and such Related Parties, taken as a whole) therefor, (i) incurred in connection with developing, preparing, negotiating, syndicating, executing and delivering, and interpreting, investigating and administering, the Loan Documents (or any term or provision thereof), any commitment, proposal letter, letter of intent or term sheet therefor or any other document prepared in connection therewith, (ii) incurred in connection with the consummation and administration of any transaction contemplated therein, (iii) incurred in connection with the performance of any obligation or agreement contemplated therein, (iv) incurred in connection with any modification or amendment of any term or provision of, or any supplement to, or the termination (in whole or in part) of, any Loan Document, (v) incurred in connection with internal audit reviews and Collateral audits, or (vi) otherwise incurred with respect to the Credit Parties in connection with the Loan Documents, including any filing or recording fees and expenses; and

(b)all reasonable and documented out-of-pocket costs and expenses incurred by the Collateral Agent and each Lender (and their respective successors and assigns) and their respective Related Parties (including the reasonable and documented out-of-pocket fees, expenses and disbursements of any legal counsel therefor for the Collateral Agent, Lenders and such Related Parties taken as a whole) in connection with (i) any refinancing or restructuring of the credit arrangements provided hereunder in the nature of a “work-out,” (ii) the enforcement or protection or preservation of any right or remedy under any Loan Document, any Obligation, with respect to any of the Collateral or any other related right or remedy, or (iii) the commencement, defense, conduct of, intervention in, or the taking of any other action with respect to, any proceeding (including any Insolvency Proceeding) related to any Credit Party or any Subsidiary of any Credit Party in respect of any Loan Document or Obligation, or otherwise in connection with any Loan Document or Obligation (or the response to and preparation for any subpoena or request for document production relating thereto); provided, that, except with respect to an Insolvency Proceeding, to the extent such enforcement entails the Collateral Agent or any Lender commencing legal action of any sort against Borrower, any fees and expenses incurred in connection therewith shall only be payable by Borrower to the extent the Collateral Agent or any Lender is successful in such legal action.”

““SOFR” means a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.”

““Term SOFR” means, for any day in any calendar month, the Term SOFR Reference Rate for a tenor of three (3) months to the applicable Interest Period on the day (such day, the “Periodic Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days’ prior to the first day of such Interest Period, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Periodic Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Periodic Term SOFR Determination Day.”

““Tranche A Closing Date” means the date on which the Tranche A Loan is advanced by Lenders, which is January 5, 2022.”

t.The Loan Agreement shall be amended by deleting in its entirety each of the definitions of Benchmark Replacement Conforming Changes, Benchmark Transition Event, CPRA, Early Opt-in Effective Date, Early Opt-in Election, LIBOR Rate and USD LIBOR in Section 13.1 of the Loan Agreement.

u.The Loan Agreement shall be amended by adding, in alphabetical order, each of the following definitions to Section 13.1 of the Loan Agreement:

““Adjusted Term SOFR” means, for purposes of any calculation, the rate per annum equal to (a) Term SOFR for such calculation plus (b) the Term SOFR Adjustment; provided that if Adjusted Term SOFR as so determined shall ever be less than the Floor, then Adjusted Term SOFR shall be deemed to be the Floor.”

““Applicable Margin” means, for any day, as to any Term Loan, a rate per annum equal to eight and one-quarter percent (8.25%).”

““Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Collateral Agent and Borrower giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for Dollar-denominated syndicated credit facilities at such time.”

““Benchmark Replacement Date” means a date and time determined by the Collateral Agent in its reasonable discretion, which date shall be no later than the earliest to occur of the following events with respect to the then-current Benchmark:

(a)in the case of clause (a) or (b) of the definition of “Benchmark Transition Event,” the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); and

(b)in the case of clause (c) of the definition of “Benchmark Transition Event,” the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be non-representative; provided that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (c) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.

For the avoidance of doubt, the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (a) or (b) above with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).”

““Benchmark Unavailability Period” means, the period (if any) (a) beginning at the time that a Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.3(e) and (b) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.3(e).”

““CMIA” means the California Confidentiality of Medical Information Act, codified at Cal. Civ. Code pt. 2.6 § 56 et seq.”

““Conforming Changes” means, with respect to either the use or administration of Term SOFR or the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Business Day,” the definition of “U.S. Government Securities Business Day,” the definition of “Interest Period” or any similar or analogous definition (or the addition of a concept of “interest period”), timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods and other technical, administrative or operational matters) that the Collateral Agent decides (after consultation with Borrower) may be appropriate to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by the Collateral Agent in a manner substantially consistent with market practice (or, if the Collateral Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Collateral Agent determines that no market practice for the administration of any such rate exists, in such other manner of administration as the Collateral Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).”

““Periodic Term SOFR Determination Day” has the meaning specified in the definition of Term SOFR.”

““Relevant Governmental Body” means the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or any successor thereto.”

““Section 5 of the FTC Act” means the Section 5(a) of the U.S. Federal Trade Commission Act (15 U.S.C. § 45), which prohibits unfair and deceptive acts or practices in or affecting commerce and serves as the primary basis for U.S. Federal Trade Commission authority on privacy and security.”

““SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).”

““Term SOFR Adjustment” means a percentage equal to 0.26161% per annum.”

““Term SOFR Administrator” means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Collateral Agent in its reasonable discretion).”

““Term SOFR Reference Rate” means the forward-looking term rate based on SOFR.”

““U.S. Government Securities Business Day” means any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.”

v.The Loan Agreement shall be amended by deleting in its entirety the notice details of each Lender in Exhibit D of the Loan Agreement and replacing them as follows:

“BPCR LIMITED PARTNERSHIP

c/o Link Group, Company Matters Ltd.

6th Floor

65 Gresham Street

London EC2V 7NQ

United Kingdom

Attn: Company Secretary

Tel: [***]

Fax: [***]

Email: [***]

with copies (which shall not constitute notice) to:

PHARMAKON ADVISORS, LP

110 East 59th Street, #2800

New York, NY 10022

Attn: Pedro Gonzalez de Cosio

Phone: [***]

Fax: [***]

Email: [***]

and

AKIN GUMP STRAUSS HAUER & FELD LLP

One Bryant Park

New York, NY 10036-6745

Attn: Geoffrey E. Secol

Phone: [***]

Fax: [***]

Email: [***]”

“BIOPHARMA CREDIT INVESTMENTS V (MASTER) LP

c/o BioPharma Credit Investments V GP LLC

c/o Walkers Corporate Limited

190 Elgin Avenue,

George Town, Grand Cayman KY1-9008

Attn: Pedro Gonzalez de Cosio

with copies (which shall not constitute notice) to:

PHARMAKON ADVISORS, LP

110 East 59th Street, #2800

New York, NY 10022

Attn: Pedro Gonzalez de Cosio

Phone: [***] Fax: [***]

Email: [***]

and

AKIN GUMP STRAUSS HAUER & FELD LLP

One Bryant Park

New York, NY 10036-6745

Attn: Geoffrey E. Secol

Phone: [***]

Fax: [***]

Email: [***]”

w.The Loan Agreement shall be amended by deleting in its entirety Exhibits B-1, B-2, B-3 and B-4 to the Loan Agreement and replacing them with Exhibits B-1, B-2, B-3 and B-4 attached to this Second Amendment and Waiver.
3.Representations and Warranties; Reaffirmation; No Tranche C Loan.
a.Borrower hereby represents and warrants to each Lender and the Collateral Agent as follows:
i.	Borrower has all requisite power and authority to enter into this Amendment and Waiver and to carry out the transactions contemplated hereby.
ii.	This Amendment and Waiver has been duly executed and delivered by Borrower and is the legally valid and binding obligation of such Person, enforceable against such Person in accordance with its respective terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by general principles of equity.
iii.	The execution, delivery and performance by Borrower of this Amendment and Waiver have been duly authorized and do not and will not: (A) contravene the terms of such Person’s Operating Documents; (B) violate any Requirements of Law, except to the extent that such violation could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change; (C) conflict with or result in any breach or contravention of, or require any payment to be made under any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or affecting such Person or the assets or properties of such Person or any of its Subsidiaries or any order, writ, judgment, injunction, decree, determination or award of any Governmental Authority by which such Person or any of its properties or assets are subject, except to the extent that such conflict, breach, contravention or payment could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change; (D) require any Governmental Approval, or other action by, or notice to, or filing with, any Governmental Authority (except such Governmental Approvals or other actions, notices and filings which have been duly obtained, taken, given or made on or before the Second Amendment Effective Date and are in full force and effect), except for those approvals, consents, exemptions, authorizations or other actions, notices or filings, the failure of which to obtain or make could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change; (E) require any approval, consent, exemption or authorization, or other action by, or notice to, or filing with, any Person other than a Governmental Authority, including such Person’s stockholders, members or partners, (except such approvals, consents, exemptions, authorizations, actions, notices and filings which have been or will be duly obtained, taken, given or made on or before the Second Amendment Effective Date and are in full force and effect), except for those approvals, consents, exemptions, authorizations or other actions, notices or filings, the failure of which to obtain or make could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change; or (F) constitute a material breach of or a material default under (which such default has not been cured or waived) or an event of default (or the equivalent thereof, however described) under, or could reasonably be expected to give rise to the cancellation, termination or invalidation of or the acceleration of such Person’s or any Subsidiary’s obligations under, any Material Contract.
b.Both before and immediately after giving effect to this Amendment and Waiver, no Event of Default or Default has occurred.
c.Borrower hereby ratifies, confirms, reaffirms, and acknowledges its obligations under the Loan Documents to which it is a party and agrees that the Loan Documents remain in full force and effect, undiminished by this Amendment and Waiver, except as expressly provided herein.  By executing this Amendment and Waiver, Borrower acknowledges that it has read, consulted with its attorneys regarding, and understands, this Amendment and Waiver.
d.Borrower hereby acknowledges and agrees that it has not delivered a completed Advance Request Form with respect to the Tranche C Loan in accordance with the terms of the Loan Agreement and, therefore, further acknowledges and agrees that the Tranche C Commitment of each Lender has terminated in accordance with the terms of the Loan Agreement and that for purposes of the Loan Agreement, each of the Tranche C Commitment and the Tranche C Loan Amount equal zero.
4.Waivers.  As of the Second Amendment Effective Date:
a.the requirement in Section 6.15(a) of the Loan Agreement that the trailing twelve-month Net Sales for the fiscal quarter ending March 31, 2023, tested at the end of such fiscal quarter, not be less than $200,000,000 is hereby waived; and
b.the requirement in Section 6.15(a) of the Loan Agreement that the trailing twelve-month Net Sales for the fiscal quarter ending June 30, 2023, tested at the end of such fiscal quarter, not be less than $200,000,000 is hereby waived.
5.Limitation of Waivers.  The waivers set forth above shall be limited precisely as written and relate solely to the provisions of Section 6.15(a) of the Loan Agreement (as amended by this Amendment and Waiver) in the manner and to the extent described above and nothing in this Amendment and Waiver shall be deemed to:
a.constitute a waiver of compliance by Borrower or any other Credit Party with respect to any other term, provision or condition of the Loan Agreement or any other Loan Document, or any other instrument or agreement referred to therein; or

b.prejudice any right or remedy that the Collateral Agent or any Person that is a lender at any time under the Loan Agreement may now have or may have in the future under or in connection with the Loan Agreement or any other Loan Document, or any other instrument or agreement referred to therein.

For the avoidance of doubt, nothing in this Amendment and Waiver shall be deemed to constitute a waiver of compliance by Borrower of:

i. the requirement in Section 6.15(a) of the Loan Agreement that the trailing twelve-month Net Sales for each of the fiscal quarters ending September 30, 2023 and December 31, 2023, tested at the end of such fiscal quarters, respectively, not be less than $200,000,000;

ii. the requirement in Section 6.15(b) of the Loan Agreement that the trailing twelve-month Net Sales for the fiscal quarter ending March 31, 2024, tested at the end of such fiscal quarter, not be less than $210,000,000;

iii. the requirement in Section 6.15(c) of the Loan Agreement that the trailing twelve-month Net Sales for the fiscal quarter ending June 30, 2024, tested at the end of such fiscal quarter, not be less than $230,000,000;

iv. the requirement in Section 6.15(d) of the Loan Agreement that the trailing twelve-month Net Sales for the fiscal quarter ending September 30, 2024, tested at the end of such fiscal quarter, not be less than $270,000,000; and

v. the requirement in Section 6.15(e) of the Loan Agreement that the trailing twelve-month Net Sales for the fiscal quarter ending December 31, 2024, tested at the end of such fiscal quarter, not be less than $300,000,000.

6.References to and Effect on Loan Agreement.  Except as specifically set forth herein, the execution, delivery and effectiveness of this Amendment and Waiver shall not, directly or indirectly, (i) constitute a consent or waiver of any past, present or future breaches, violations or defaults of or under any provisions of the Loan Agreement nor constitute a novation of any of the Obligations under the Loan Agreement, (ii) amend, modify or operate as a waiver of any provision of the Loan Agreement or any right, power or remedy of any Lender or the Collateral Agent, (iii) constitute a course of dealing or other basis for altering the Loan Agreement or any other Loan Document or (iv) in any way affect any of the provisions of the Loan Agreement, which shall remain in full force and effect and is hereby ratified and confirmed in all respects.  On and after the Second Amendment Effective Date, all references in the Loan Agreement to “this Agreement,” “hereto,” “hereof,” “hereunder,” or words of like import shall mean the Loan Agreement as amended by this Amendment and Waiver.  Except as specifically set forth herein, each of the Lenders and the Collateral Agent reserves all of its rights, powers, and remedies under the Loan Documents and Requirements of Law.  Each of the Credit Parties acknowledges and agrees that the waivers set forth in Section 4 above do not in any manner whatsoever limit any right of any of the Lenders or the Collateral Agent to insist upon strict compliance by Borrower with the Loan Agreement (as amended by this Amendment and Waiver).
7.Successors and Assigns.  This Amendment and Waiver binds and is for the benefit of Borrower, the other Credit Parties, Lenders and Collateral Agent and each of their respective successors and permitted assigns.
8.Governing Law; Venue; Jury Trial Waiver.  THIS AMENDMENT AND WAIVER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE

STATE OF NEW YORK.  The provisions of Section 10 (Choice of law, Venue and Jury Trial Waiver Etc.) of the Loan Agreement shall apply hereto as if more fully set forth herein as if references therein to “this Agreement” were references to this Amendment and Waiver.
9.Counterparts.  This Amendment and Waiver may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, is an original, and all taken together, constitute one Amendment and Waiver.  Delivery of an executed counterpart of this Amendment and Waiver by facsimile or other electronic imaging means (e.g. “pdf” or “tif”) shall be effective as delivery of an original executed counterpart of this Amendment and Waiver.
10.Electronic Execution of Certain Other Documents.  The words “execution,” “execute”, “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Amendment and Waiver and the transactions contemplated hereby (including without limitation assignments, assumptions, amendments, waivers and consents) shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Collateral Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the undersigned hereto have caused this Amendment and Waiver to be executed as of the date first written above by each of their officers thereunto duly authorized.

COHERUS BIOSCIENCES, INC.,
as Borrower and a Credit Party on its own behalf and on behalf of each other Credit Party

By___/s/ Dennis M. Lanfear______________________

Name: Dennis M. Lanfear

Title: Chief Executive Officer

[Signature page to Second Amendment and Waiver]

BIOPHARMA CREDIT PLC,
as Collateral Agent

By: Pharmakon Advisors, LP,

its Investment Manager

By: Pharmakon Management I, LLC,

its General Partner

By____/s/ Pedro Gonzalez de Cosio__________________
Name: Pedro Gonzalez de Cosio

Title: Managing Member

BPCR LIMITED PARTNERSHIP,

as a Lender

By: Pharmakon Advisors, LP,

its Investment Manager

By: Pharmakon Management I, LLC,

its General Partner

By_____/s/ Pedro Gonzalez de Cosio _________________
Name: Pedro Gonzalez de Cosio
Title: Managing Member

BIOPHARMA CREDIT INVESTMENTS V (MASTER) LP,
as Lender

By:BioPharma Credit Investments V GP LLC,

its general partner

By: Pharmakon Advisors, LP,

its Investment Manager

By______/s/ Pedro Gonzalez de Cosio________________

Name: Pedro Gonzalez de Cosio

Title: CEO and Managing Member

[Signature page to Second Amendment and Waiver]

EXHIBIT B-1

[***]

EXHIBIT B-2

[***]

EXHIBIT B-3

[***]

EXHIBIT B-4

[***]

US-DOCS\131166251.5